UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 29, 2005
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐      Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Effective September 29, 2005, the Company’s Irish subsidiary, SIFCO Turbine Components Limited (“Borrower”), entered into a Debt Purchase Agreement and certain related agreements (collectively, the “Agreement”) with the Governor and Company of the Bank of Ireland (“Bank”). The Agreement expires on September 26, 2006 and covers eligible accounts receivable of the Company’s Irish subsidiary as defined in the Agreement. The maximum amount of this facility is approximately $3.6 million (3,000,000 euro) and the facility’s discounting rate is (i) the Bank’s prime rate plus 2% (4.65% at September 29, 2005) on euro denominated accounts receivable; (ii) the Bank’s cost of funds plus 2.5% (3.55% at September 29, 2005) on U.S. dollar denominated accounts receivable and (iii) the Bank’s cost of funds plus 2.5% (7.125% at September 29, 2005) on British sterling denominated accounts receivable.
The Agreement provides for certain events of default, including failure to pay any sum due to the Bank, failure to comply with covenants, a breach of any representation or warranty made by Borrower, bankruptcy, insolvency, cessation of business, and the occurrence of a material adverse change in the business condition of Borrower. Upon an event of default, the Bank may terminate the Agreement and all outstanding accounts receivable purchased by Bank will be repayable by Borrower to Bank at their recourse price as defined in the Agreement. This facility is secured by one of the Borrower’s buildings.
This facility increases the Company’s consolidated borrowing capacity to approximately $9.6 million, subject to adequacy of collateral. The initial proceeds from this facility of $2.3 million were used to repay a portion of the Borrower’s intercompany indebtedness. The Company applied this payment to the outstanding balance under its $6.0 million revolving credit agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure required by this item is included in Item 1.01 of this Report and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit	Description
4.17	Debt Purchase Agreement Between The Governor and Company of the Bank of Ireland and SIFCO Turbine Components Limited

4.18	Mortgage and Charge dated September 26, 2005 between SIFCO Turbine Components Limited and the Governor and Company of the Bank of Ireland

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)
Date: October 4, 2005	/s/ Frank A. Cappello
Frank A. Cappello
Vice President – Finance and Chief Financial Officer (Principal Financial Officer